UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CENTESSA PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Centessa Pharmaceuticals Employee FAQs

April 13, 2026, Updates

1.	How are equity cash payouts taxed?

For US based employees, equity payouts are treated as supplemental wages and are subject to supplemental withholding rates, which includes:

a.	Federal withholding at 22%, or 37% for wages exceeding $1 million.

b.	State withholding, which varies by state.

c.	Applicable FICA taxes (Social Security and Medicare)[1]

2.	What will happen to our benefits? How long will we have coverage with current insurance through Centessa this year?

No impact on any benefits between now and transaction closing, which we anticipate being in the third quarter of 2026. Once the transaction is closed, Centessa employee benefits are expected to be transitioned to Eli Lilly benefit plans. We are working with the Lilly team to make the transition seamless.

3.	Will there be any impact to my Health Savings Account (HSA) account? How will this account be impacted after the transaction closing date?

For US employees, Centessa has already made the employer contribution to your HSA for 2026. Your HealthEquity account is, and will remain, yours. When you leave Centessa, the funds in your HSA stay with you and can be saved or used for qualified healthcare expenses.

4.	Will the 2026 performance bonus be pro-rated based on Centessa’s performance up to the closing date, or will the entire year’s payout be governed by Lilly’s corporate performance metrics?

Centessa Employees remain on Centessa bonus plan through transaction close. Once Centessa employees onboard to Lilly’s compensation and benefits programs, we will transition to the Lilly bonus plan. Both bonus plans will be pro-rated based on time participation in each and payout in respect of both will be made in March 2027.

5.	At what point will employees be formally notified regarding their retention status?

At this time, we do not have a specific timeline for when retention decisions will be communicated, as the close of the transaction and subsequent integration will take time.

[1]	Employees are encouraged to seek their own independent tax advice for further guidance.

6.	Will remote work still be continued? Will employees be required to relocate?

a.

Lilly understands that Centessa operates as a fully remote organization and is excited about our talent. At this time, we do not have any information regarding whether employees would be required to be office based or would continue to have remote working flexibility, or whether any employees would be asked to relocate.

7.	Will personalized payout statements be provided so that employees are clear on how payouts, severance etc. will have been calculated?

a.

If an employee’s role is terminated, severance and payouts would be clearly outlined, and employees will be provided an opportunity to review and ask questions. At this time all employees continue in their current roles.

8.	Will planned annual leave that has already been booked be honored for time periods between July—December?

a.	We do not anticipate any impact on your planned leave. You should plan to keep your current plans, as long as they have been approved by your manager.

***

UK Takeover Code Does Not Apply

Centessa Pharmaceuticals plc (the “Company”) is not a company subject to regulation under the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of the Company or Eli Lilly and Company (“Parent”).

Additional Information and Where to Find It

In connection with LDH XV Corporation’s (the “Purchaser”) proposed acquisition of the entire issued and to be issued share capital of the Company (the “Acquisition,”) the Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary and definitive proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be mailed to the Company’s shareholders. The Company may also file other documents with the SEC regarding the Acquisition. This communication is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE COURT-SANCTIONED SCHEME OF ARRANGEMENT UNDER PART 26 OF THE U.K. COMPANIES ACT OF 2006 (THE “SCHEME OF ARRANGEMENT”) OF THE COMPANY, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006 (THE “SCHEME DOCUMENT”)) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any vote in respect of the resolutions to be proposed at the Company’s shareholder meeting to approve the Acquisition, the Scheme of Arrangement or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the definitive Proxy Statement (including the Scheme Document). Shareholders may obtain a free copy of the Proxy Statement and other relevant documents containing important information about Parent, the Company and the Acquisition (if and when they become available) once such documents are filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.centessa.com or by contacting the Company’s Investors Relations Department at investors@centessa.com.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Acquisition. The Company’s shareholders may obtain information regarding the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 31, 2026, as well as any statements of beneficial ownership filed with the SEC after such Form 10-K. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and Parent’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. You may obtain free copies of these documents (if and when they become available) using the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Acquisition. Such forward-looking statements include, but are not limited to, statements regarding: the Acquisition; the parties’ ability to satisfy the conditions to the consummation of the Acquisition, including in connection with obtaining shareholder, High Court of Justice of England and Wales (the “Court”) and regulatory approvals, and the expected timetable for the Acquisition; and the anticipated occurrence, manner and timing of the closing of the Acquisition. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.

These risks and uncertainties include, but are not limited to: the possibility that the Company’s shareholders may not approve the implementation of the Acquisition; the Scheme of Arrangement implementing the Acquisition is not sanctioned by the Court; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Acquisition; a condition to closing of the Acquisition may not be satisfied (or waived); the ability of each party to consummate the Acquisition; the closing of the Acquisition might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Acquisition; the effect of the Acquisition and the public announcement of the Acquisition on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the outcome of any legal proceedings that could be instituted against the parties to the Acquisition; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Acquisition; changes in the Company’s business during the period between announcement and closing of the Acquisition; the effects of the Acquisition (or the announcement thereof) on the Company’s share price; the risks related to non-achievement of any milestone and that holders of the contingent value rights (the “CVRs”) will not receive any payments in respect of the CVRs; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Acquisition will be consummated in the anticipated timeframe or at all, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Acquisition will not occur or that any product candidates will be approved on anticipated timelines or at all. All forward-looking statements in this communication are based on information available to the Company as of the date of this communication. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.